Exhibit 99.6

CONSENT OF PIPER SANDLER & CO.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of United Bankshares, Inc. (the “Company”) as an Appendix to the Prospectus and Joint Proxy Statement relating to the proposed merger of the Company with Carolina Financial Corporation contained in the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, and to references to such opinion and the quotation or summarization of such opinion in such Prospectus and Joint Proxy Statement and the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Prospectus and Joint Proxy Statement and the Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

New York, New York

January 16, 2020